Exhibit 10.1

RETENTION AWARD AGREEMENT

THIS RETENTION AWARD AGREEMENT (this “Agreement”), dated the 8th day of April, 2015 (the “Grant Date”), is granted by THE MANITOWOC COMPANY, INC. (the “Company”) to [Name of Employee], an employee of the Company or one of its Affiliates (the “Employee”) pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Plan”).
WHEREAS, in view of the spin-off transaction that the Company is contemplating, the Company desires to provide an additional incentive for the Employee to continue in employment and contribute the Employee’s best efforts towards the successful completion of the spin-off transaction or any alternative transaction and the continued success of the organization following such transaction.
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized the grant of shares of the Common Stock of the Company (“Stock”) to the Employee, subject to the restrictions provided herein.
NOW, THEREFORE, in consideration of the promises and of the covenants and agreements herein set forth, the Company and the Employee mutually covenant and agree as follows:
1.Award of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, Employee is granted {INSERT NUMBER OF SHARES} shares of Stock (hereinafter such shares are referred to as the “Restricted Shares”). Capitalized terms used and not defined in this Agreement shall have the meanings given in the Plan.
2.    Restricted Shares. Employee hereby accepts the Restricted Shares when issued and agrees with respect thereto as follows:
(a)    Vesting Schedule. Except to the extent otherwise provided in the Plan or in Section 2(b), all of the Restricted Shares will vest on the second anniversary of the effective date of a Separation (as defined below), but only if Employee is continuously employed with, or in the service of, the Company or its Affiliates through the second anniversary of the effective date of the Separation. A “Separation” shall mean a spin-off on a tax free basis or an alternative transaction involving the disposition of all or substantially all of either the Company’s Foodservice Equipment business or the Company’s Cranes and Related Products business, as such businesses are identified generally in the Company’s public disclosures. If the Company requests that the Employee accept employment or service with an entity separated from the Company in a Separation or with a purchaser in connection with a purchase of assets that qualifies as a Separation (each, a “Successor Employer”), and the Employee accepts such employment or service (“Successor Employment”), the Employee shall be treated as continuously employed or in service for purposes of this Section 2(a) during the period of employment with the Company and the Successor Employer. Whether a Separation has occurred shall be determined by the Committee. If a Separation has not occurred by the second anniversary of the Grant Date, then the Restricted Shares will be forfeited on such second anniversary. The Committee may, in its sole discretion, elect to accelerate the vesting of the Restricted Shares in connection with or following the completion of a Separation, but shall be under no obligation to do so. There shall be no accelerated vesting of the Restricted Shares if a Separation does not occur. If, after a Separation, there is a Change of Control of either the Company or the Successor Employer, then, notwithstanding anything to the contrary in the Plan or in an employment or similar agreement between the Company and the Employee, and unless otherwise determined by the Committee, the restrictions on the Restricted Shares shall not be deemed to lapse, and the Restricted Shares shall not become fully vested, solely as a result of such Change of Control. A Change of Control of the Successor Employer will be deemed to have occurred for purposes of this Section 2(a) if any of the events listed in the definition of Change of Control occur with respect to the Successor Employer rather than the Company.
(b)    Termination of Employment or Service. Upon termination of the Employee’s employment or service prior to the date all of the Restricted Shares vest, the unvested Restricted Shares shall be treated as follows:
(i)    Upon termination as a result of death or Disability prior to a Separation, unless otherwise determined by the Committee, the restrictions on the Restricted Shares shall remain in effect until, and shall lapse only upon, a Separation.
(ii)    Upon termination as a result of Retirement prior to a Separation, unless otherwise determined by the Committee, the restrictions on the Restricted Shares shall not be deemed to lapse, and the Restricted Shares shall not become fully vested, solely as a result of such pre-Separation Retirement.
(iii)    Upon termination as a result of death, Disability or Retirement upon or following a Separation, the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall vest in full as provided in the Plan.
(iv)    Upon an involuntary termination of the Employee’s employment or service, other than for Cause by the Company, Affiliates of the Company or a Successor Employer, or a termination by the Employee for Good Reason (as defined below), the restrictions on the Restricted Shares shall lapse and the Restricted Shares shall vest in full.
(v)    Except to the extent otherwise provided above, the Restricted Shares shall be treated as provided in the Plan.
Solely for purposes of applying the Plan provisions concerning termination of employment or service to this Section 2(b), (x) employment or service with a Successor Employer shall be considered employment or service with the Company or its Affiliates and (y) any securities that are distributed with respect to the Restricted Shares in connection with a Separation shall be considered outstanding Awards of Restricted Stock. In addition, except to the extent such circumstances constitute Good Reason, if the Company requests that the Employee accept employment or service with a Successor Employer, the Employee declines to accept such employment and the Company terminates the Employee’s employment, then, solely for purposes of this Section 2(b), such involuntary termination of the Employee’s employment or service shall be deemed to be for Cause.
If the Employee takes an approved unpaid leave of absence from the Company, an Affiliate of the Company or a Successor Employer, the Committee (or, in the case of a Successor Employer, the compensation committee of the board of directors of such Successor Employer (the “Successor Committee”)) may, in its sole discretion, delay any vesting date(s) to take into account the period(s) during which the Employee was not actively employed by the Company, an Affiliate of the Company or a Successor Employer.
(c)    Good Reason. For purposes of this Agreement, a termination for “Good Reason” means a termination by the Employee based upon the occurrence (without the Employee’s express written consent) of any of the following: (i) a material diminution in the Employee’s position or title, or the assignment of duties to the Employee that are materially inconsistent with the Employee’s position or title immediately prior to the Separation (provided that no such diminution shall be deemed to have occurred solely as a result of the reduction in the size of operations for which the Employee has responsibility due to the Separation); (ii) a material diminution in the Employee’s base salary or incentive compensation opportunities from those in place immediately prior to the Separation; (iii) the request or need for the Employee to reside at a location more than fifty (50) miles from the Employee’s residence location immediately prior to the Separation, or the failure to make reasonable accommodations to the Employee to continue to reside at the location where the Employee was residing immediately prior to the Separation; or (iv) any material reduction in the benefits and rights of the Employee under the Employee’s Contingent Employment Agreement with the Company in place immediately prior to the Separation (provided that no such reduction shall be deemed to occur solely as a result of Successor Employment if any Successor Employer assumes such Contingent Employment Agreement or puts in place and maintains a Contingent Employment Agreement with the Employee on substantially the same terms as the Employee’s Contingent Employment Agreement with the Company in place [immediately prior to the Separation) or the failure of any Successor Employer to put in place and maintain a Contingent Employment Agreement with the Employee on substantially the same terms as the Employee’s Contingent Employment Agreement with the Company in place immediately prior to the Separation. Notwithstanding the foregoing, no such event described above shall constitute Good Reason unless (1) the Employee gives written notice to the Company, the Affiliate or the Successor Employer employing the Employee, as the case may be, specifying the condition or event relied upon for such termination within ninety (90) days of the initial existence of such event and (2) the Company, the Affiliate or the Successor Employer employing the

Employee, as the case may be, fails to cure the condition or event constituting Good Reason within thirty (30) days following receipt of Employee’s notice.
(d)    Rights as a Shareholder. Following the Grant Date, the Employee shall be entitled to exercise full voting rights with respect to the Restricted Shares, and receive all dividends or distributions paid with respect to such Restricted Shares; and if any such dividends or distributions are paid in Shares, shares of a Successor Employer or other securities, or if securities are otherwise distributed with respect to the Restricted Shares in connection with a Separation, such securities shall be subject to the same restrictions as the Restricted Shares with respect to which they were paid. Notwithstanding the foregoing, no dividends or distributions shall be payable to the Employee with respect to, and the Employee shall not have the right to vote the Restricted Shares with respect to, record dates occurring prior to the Grant Date or with respect to record dates occurring on or after the date, if any, on which the Employee has forfeited the Restricted Shares.
3.    Certificate. Until the Restricted Shares vest, the Company may, at the Committee’s discretion, issue one or more certificates representing such Restricted Shares, with an appropriate restrictive legend, and/or maintain possession of the certificate representing the Restricted Shares (with or without a legend) and/or take any other action that the Committee deems necessary or advisable to enforce the limitations under this Agreement and the Plan. The following is an example of an appropriate legend:
The sale or other transfer of the shares of Stock represented by this certificate, whether voluntary or by operation of law, is subject to certain restrictions set forth in a Restricted Stock Agreement, dated as of April 8, 2015, by and between The Manitowoc Company, Inc. and the registered owner hereof. A copy of such Agreement may be obtained from the Secretary of The Manitowoc Company, Inc.
After (i) a Restricted Share vests; (ii) the receipt by the Company from the Employee of the certificate with legend representing such Restricted Share (if such a certificate had been issued to the Employee); and (iii) the tax requirements of paragraph 6 of this Agreement are met, the Company will deliver to the Employee a certificate representing such Restricted Share, free of any legend pertaining to any restrictions on transfer and such Restricted Share shall thereupon be free of all transfer restrictions other than those imposed by law. Notwithstanding the foregoing, the Company shall not be required to deliver any fractional share of Company stock but may pay, in lieu thereof, the Fair Market Value (determined as of the date that the restrictions lapse) of such fractional share of Company stock, to the Employee or the Employee’s estate, as the case may be. Following a Separation, the provisions of this Section 3 relating to the Restricted Shares and the Company shall apply by analogy to any securities that are distributed with respect to the Restricted Shares in connection with a Separation and to such Successor Employer.
4.    Transfer After Vesting. Prior to vesting, the Restricted Shares are subject to the transfer restrictions set forth in the Plan. After the Restricted Shares have vested, the Restricted Shares shall thereafter be transferable by the Employee, subject to the terms of any shareholder agreement or Company policy then in effect, provided that the Employee agrees for himself and his heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to this Agreement (or any shares of Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefor):
(a)    that the Employee and the Employee’s heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to a registration statement filed by the Company that has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), or except in a transaction which is determined by counsel to the Company to be exempt from registration under the Act and any applicable state securities laws; and
(b)    to execute and deliver to the Company such investment representations and warranties, and to take such other actions, as counsel for the Company determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
5.    Recoupment or Claw Back. The Restricted Shares awarded under this Agreement and the proceeds from any subsequent transfer shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.
6.    Withholding of Tax. To the extent that the receipt of the Restricted Shares or the vesting thereof (including as a result of becoming eligible for Retirement) results in income to the Employee for foreign, federal, state or local income tax purposes, the Employee or the Employee’s heir(s) shall deliver to the Company or the Successor Employer (to the extent permitted by the Company) at the time of such receipt or lapse, as the case may be, such amount of money as the Company or the Successor Employer may require to meet a withholding obligation under applicable tax laws or regulations, and, if the Employee or the Employee’s heir(s) fail(s) to do so, the Company and the Successor Employer are each authorized to withhold from any cash remuneration then or thereafter payable to Employee or the Employee’s heir(s) any tax required to be withheld by reason of such resulting compensation income; provided that, in lieu of such delivery or withholding, any withholding obligation of the Company or the Successor Employer may be satisfied by withholding or requiring the Employee to deliver shares of Stock subject to this Agreement (provided that shares of Stock may be withheld or required to be delivered only to the extent that such withholding will not result in adverse accounting treatment for the Company).
7.    Interpretation. As a condition of the granting of the Restricted Shares, the Employee agrees, for himself and his legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee or, in the event of Successor Employment, the Successor Committee in their sole discretion, and any interpretation by the Committee or, in the event of Successor Employment, the Successor Committee of the terms of this Agreement shall be final, binding and conclusive.
8.    Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business, and, to the extent determined by the Company, any Successor Employer. This Agreement shall be binding upon, and inure to the benefit of the Employee, the Employee’s legal representatives and heirs. This Agreement may not be assigned by the Employee, and any attempted assignment shall be null and void and of no legal effect.
9.    Amendment or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended except as provided in Section 15 of the Plan.
10.    Governing Law. This Agreement shall be governed by the internal laws of the state of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin. The Company may require that the action or proceeding be determined in a bench trial.
ALL PARTIES ACKNOWLEDGE THAT THE RESTRICTED SHARES ARE GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE EMPLOYEE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL. IN THE EVENT OF A SEPARATION, TO THE EXTENT DETERMINED BY THE COMPANY, ANY SECURITIES DISTRIBUTED WITH RESPECT TO THE RESTRICTED SHARES MAY BE SUBJECT TO AN EQUITY INCENTIVE PLAN ESTABLISHED BY THE SUCCESSOR EMPLOYER.
11.    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer and the Employee has hereunto affixed the Employee’s hand as of the day and year first above written.
THE COMPANY:

THE MANITOWOC COMPANY, INC.
(the “Company”)

By:

Name:

Title:

THE EMPLOYEE:

____________________
[Name of Employee]

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